Exhibit 23.5

Gaffney, Cline & Associates

Gaffney, Cline & Associates Limited

Bentley Hall, Blacknest Alton, Hampshire GU34 4PU, UK Telephone: +44 (0)1420 525366 Registered Number: 1122740
www.gaffney-cline.com
The Directors
Toreador Resources Corporation
5 rue Scribe
Paris
France 75009
The Directors
ZaZa Energy Corporation
1301 McKinney Street, Suite 2850
Houston
Texas 77010
Dear Sirs,
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     As independent reserve engineers for Toreador Resources Corporation (“Toreador”), Gaffney, Cline & Associates Limited (“GCA”) hereby confirms that it has granted and not withdrawn its reference to GCA’s review of Toreador’s reserves attributable to certain assets owned by Toreador as of 31st December, 2010, in the form and context described by ZaZa Energy Corporation in its Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (File Number 333-177264) on October 12, 2011, as amended. We further consent to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.
Yours Sincerely
Gaffney, Cline & Associates Limited

Brian Rhodes
Global Director — Corporate Advisory Services